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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 4, 2002

ZENITH NATIONAL INSURANCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9627	95-2702776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (818) 713-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure

        On September 4, 2002, by stipulation of all parties, the pending litigation filed by RISCORP, Inc. and its subsidiaries in the Superior Court of Fulton County in the State of Georgia against Zenith Insurance Company (a wholly-owned insurance subsidiary of Zenith National Insurance Corp. ("Registrant")), et. al., was dismissed with prejudice and with no liability to Zenith Insurance Company.

        On September 6, 2002, Registrant contributed $47.4 million to the capital of Zenith Insurance Company. The Registrant used $22.4 million of its available invested assets and borrowed $25.0 million under its available bank lines of credit to fund the contribution. The purpose of the contribution was to increase the capital of Zenith Insurance Company in connection with the increased volume of its workers' compensation net premiums written in 2002. Management will continue to monitor the capital requirement needs, if any, of Zenith Insurance Company in connection with its business operations.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated: September 12, 2002	By:	/s/ WILLIAM J. OWEN William J. Owen Senior Vice President & Chief Financial Officer

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Item 5. Other Events and Regulation FD Disclosure
SIGNATURE